EXHIBIT 12


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QUALITY STORES, INC.
Schedule Regarding Computation of Ratio (Deficiency) of Earnings to Fixed Charges (In Thousands, Except Ratio)



                                                               ------------------------------
                                                                    Three Months Ended
                                                               ------------------------------
                                                               October 28,        October 30,
                                                                  2000               1999
                                                               -----------        -----------
Fixed charges:
  Interest expense                                              $ 12,880            $  9,392
  Portion of rent expense representing interest                    1,453               1,248
                                                                --------            --------
                                                                  14,333              10,640
                                                                ========            ========

Earnings:
  Loss before income taxes                                       (13,727)             (2,410)
  Fixed charges                                                   14,333              10,640
                                                                --------            --------
                                                                $    606            $  8,230
                                                                ========            ========


Deficiency of earnings to fixed charges                         $(13,727)           $ (2,410)
                                                                ========            ========


                                                               ------------------------------
                                                                     Nine Months Ended
                                                               ------------------------------
                                                               October 28,        October 30,
                                                                  2000               1999
                                                               -----------        -----------

Fixed charges:
  Interest expense                                              $ 35,110            $ 23,946
  Portion of rent expense representing interest                    4,394               3,453
                                                                --------            --------
                                                                  39,504              27,399
                                                                ========            ========

Earnings:
  Income (loss) before income taxes                               (6,105)              8,262
  Fixed charges                                                   39,504              27,399
                                                                --------            --------
                                                                $ 33,399            $ 35,661
                                                                ========            ========


Ratio (deficiency) of earnings to fixed charges                 $ (6,105)              1.3 x
                                                                ========            ========

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